                                                                                    Registration No. 33-______

                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549
                                              ----------------------

                                                     FORM S-8
                                              REGISTRATION STATEMENT
                                                       UNDER
                                            THE SECURITIES ACT OF 1933
                                            --------------------------

                                         NATIONAL SERVICE INDUSTRIES, INC.
                                         --------------------------------
                              (Exact name of Registrant as specified in its charter)

      DELAWARE                                                                          58-0364900
      --------                                                                          ----------
(State or other jurisdiction of                                                        (IRS Employer
incorporation or organization)                                                          Identification No.)

                                1420 Peachtree Street, N.E., Atlanta, Georgia 30309
                                ---------------------------------------------------
                                (Address of Principal Executive Offices) (Zip Code)

    HOLOPHANE DIVISION OF LITHONIA LIGHTING GROUP RETIREMENT AND 401(k) PLAN FOR HOURLY EMPLOYEES COVERED BY A
                                          COLLECTIVE BARGAINING AGREEMENT
                                             (Full title of the Plan)

                                                 Kenyon W. Murphy
                                         National Service Industries, Inc.
                                                    NSI Center
                                            1420 Peachtree Street, N.E.
                                              Atlanta, Georgia 30309
                                              ----------------------
                                      (Name and address of agent for service)

                    Telephone number, including area code, of agent for service: (404) 853-1440
                                                                                 --------------

                                           CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------

 Title of securities to be      Amount to be        Proposed maximum       Proposed maximum           Amount of
         registered            registered (1)      offering price per     aggregate offering      registration fee
                                                       share (2)               price (2)
----------------------------- ------------------ ----------------------- ---------------------- ----------------------

National Service
Industries, Inc. Common
Stock, $1.00 par value and              100,000               $22.895              $2,289,500               $572.38
Preferred Stock Purchase
Rights (3)

                                            (4)                     (5)                    (5)                    (5)
Participation in the
Holophane Division of
Lithonia Lighting Group
Retirement and 401(k) Plan
for Hourly Employees
Covered by a Collective
Bargaining Agreement

(1)      Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers any additional shares that may hereafter be issued as a result of the adjustment provisions of the Holophane
         Division of Lithonia Lighting Group Retirement and 401(k) Plan for Hourly Employees Covered by a
         Collective Bargaining Agreement.

(2)      Estimated solely for purposes of calculating the registration fee.  Determined in accordance with Rule
         457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices reported on the New York Stock Exchange on March 16, 2001.

(3)      The Preferred Stock Purchase Rights initially trade with the Common Stock.

(4)      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(5)      Not applicable.

                            PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                            -----------------------------------------------------------

Item 3. Incorporation of Certain Documents by Reference.
-------------------------------------------------------

         The following documents filed by the registrant with the Commission are incorporated herein by reference:

(a)      the registrant's annual report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange
Act of 1934, as amended, for its fiscal year ended August 31, 2000;

(b)      the Proxy Statement dated November 6, 2000 filed by the registrant pursuant to Section 14(a) of the
Securities Exchange Act of 1934 for the Annual Meeting of Stockholders held December 21, 2000, and all other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since
August 31, 2000; and

(c)      the description of the class of securities to be offered hereby which is contained in any registration statements filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

         All other documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the
Securities Exchange Act of 1934 after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
---------------------------------

         Omitted; inapplicable.

Item 5. Interests of Named Experts and Counsel.
----------------------------------------------

         Omitted; inapplicable.

Item 6. Indemnification of Directors and Officers.
-------------------------------------------------

         Section 145 of the Delaware General Corporation Law ("Section 145") generally provides that a director or officer of a corporation:  (i) shall be indemnified by the corporation for expenses in defense of any action or proceeding in connection with his service to the corporation, if he is successful in defense of the claims made against him; (ii) may, in actions other than "derivative" and similar actions, be indemnified for expenses, judgments and settlements even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and in a criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful); and (iii) may be indemnified by the corporation for expenses (but not judgments or settlements) incurred to defend or settle any action by the corporation or a derivative action (such as a suit by a shareholder alleging a breach by the director or officer of a duty owed to the corporation), even if he is not successful, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification is permitted without court approval if the individual was found to be liable to the corporation.
Before the permissive indemnification described in clauses (ii) and (iii) above may be made pursuant to Section
145, either (i) a majority of disinterested directors, (ii) a committee of one or more disinterested directors designated by a majority of disinterested directors, (iii) the stockholders, or (iv) under certain circumstances, independent legal counsel in a written opinion, must determine that indemnification is appropriate in the circumstances because the applicable standards of conduct have been met.

         Delaware law permits the advancement of expenses incurred by a proposed indemnitee by the corporation in advance of final disposition of the action provided the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification.  The corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

         Delaware law also provides that the above rights will not be deemed exclusive of other rights of indemnification or advancement of expenses granted by by-law, agreement, vote of stockholders or disinterested directors or otherwise, as to action in an indemnitee's official capacity and as to action in another capacity while holding such office.  The registrant's Certificate of Incorporation and By-laws provide such additional rights.

         Article Fifteenth of the registrant's Certificate of Incorporation, which provides contractual indemnification rights, was initially approved by the registrant's stockholders in 1987.  It provides for mandatory indemnification of directors and officers to the full extent now authorized by the Delaware General
Corporation Law (as described above) or to the further extent indemnification under the Delaware General
Corporation Law is broadened in the future.  Article Fifteenth also mandates advancement of expenses incurred by a proposed indemnitee, provided that, as long as Delaware law so requires, an undertaking to repay (as described above) is delivered to the registrant.

         Article Fifteenth permits persons indemnified thereunder to bring suit against the registrant to recover unpaid amounts claimed thereunder, with the expense of bringing a successful suit to be paid by the registrant.
Article Fifteenth also provides that rights conferred therein are nonexclusive and that the registrant may maintain insurance to protect a director or officer against any expense, liability, or loss, whether or not the registrant had the power under the Delaware General Corporation Law to indemnify such person against that expense, liability, or loss.

         Section 7.8 of the registrant's By-laws provides rights to indemnification with respect to conduct on or before January 5, 1987, when Article Fifteenth was initially adopted.  Section 7.8 provides indemnification rights which are similar to, but somewhat narrower than, the rights extended by Article Fifteenth.

         The registrant's directors and officers are insured against losses arising from any claim against them in such capacities for wrongful acts or omissions, subject to certain limitations.

Item 7. Exemption from Registration Claims.
------------------------------------------

         Omitted; inapplicable.

Item 8. Exhibits.1
----------------

         4(i)     Relevant portions of the Restated Certificate of Incorporation of registrant, filed as Exhibit
3(a) of registrant's Form 10-Q for the quarter ended November 30, 1998 are incorporated herein by reference.

         4(ii)    Relevant portions of the By-Laws of registrant, filed as Exhibit 3(c) to registrant's Annual
Report on Form 10-K for the year ended August 31, 2000, are incorporated herein by reference.

         4(iii)   Holophane Division of Lithonia Lighting Group Retirement and 401(k) Plan for Hourly Employees
Covered by a Collective Bargaining Agreement.

         23       Consent of Arthur Andersen LLP

         24       Powers of Attorney authorizing Kenyon Murphy and Brock Hattox to sign this Registration
Statement and amendments to this Registration Statement on behalf of directors of the registrant.

         Neither an opinion of counsel concerning compliance of the plan with ERISA nor an Internal Revenue
Service (the "Service") determination letter is submitted as an exhibit to the Registration Statement.  In lieu thereof, the Registrant undertakes to submit the Plan and any amendments thereto to the Service in order to secure a determination letter in a timely manner and will make all changes required by the Service in order to qualify the Plan and obtain such letter.

--------
1 Exhibits are numbered in accordance with Item 601 of Regulation S-K.

         Item 9. Undertakings.
         --------------------

         (a)      The undersigned registrant hereby undertakes:

                  (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by section 10(a)(3) of the
         Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be
--------  -------
included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES
                                                    ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant, National Service Industries,
Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on
Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 19th day of March, 2001.

                                                     NATIONAL SERVICE INDUSTRIES, INC.

                                                     By:   /s/ Kenyon W. Murphy
                                                          ---------------------------------------------------------
                                                           Kenyon W. Murphy
                                                           Senior Vice President and General Counsel

         Pursuant to the  requirements of the Securities Act of 1933, this  Registration  Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURES                                           TITLE                                     DATE
----------                                           -----                                     ----

/s/ James S. Balloun                                 Chairman of the Board, President          March 19, 2001
--------------------------------------------
James S. Balloun                                     and Chief Executive Officer

/s/ Brock Hattox                                     Executive Vice President and Chief        March 19, 2001
--------------------------------------------
Brock Hattox                                         Financial Officer

/s/ Robert R. Burchfield                             Vice President and Controller             March 19, 2001
--------------------------------------------
Robert R. Burchfield

/s/ L. M. Baker, Jr.                        *        Director                                  March 19, 2001
--------------------------------------------
L.M. Baker, Jr.

/s/ Peter C. Browning                       *        Director                                  March 19, 2001
--------------------------------------------
Peter C. Browning

/s/ Thomas C. Gallagher                     *        Director                                  March 19, 2001
--------------------------------------------
Thomas C. Gallagher

/s/ David Levy                              *        Director                                  March 19, 2001
--------------------------------------------
David Levy

/s/ Sam Nunn                                *        Director                                  March 19, 2001
--------------------------------------------
Sam Nunn

/s/ Roy Richards, Jr.                       *        Director                                  March 19, 2001
--------------------------------------------
Roy Richards, Jr.

/s/ Ray M.  Robinson                        *        Director                                  March 19, 2001
--------------------------------------------
Ray M. Robinson

/s/ Kathy Brittain White                    *        Director                                  March 19, 2001
--------------------------------------------
Kathy Brittain White

/s/ Barrie A. Wigmore                       *        Director                                  March 19, 2001
--------------------------------------------
Barrie A. Wigmore

/s/ Neil Williams                           *        Director                                  March 19, 2001
--------------------------------------------
Neil Williams

*By:  /s/ Kenyon W. Murphy
      --------------------------------------
          Kenyon W. Murphy, Attorney-in-Fact

                                        (Signatures continued on next page)

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on March 19, 2001.

                                                     HOLOPHANE DIVISION OF LITHONIA LIGHTING GROUP RETIREMENT AND
                                                     401(K) PLAN FOR HOURLY EMPLOYEES COVERED BY A COLLECTIVE
                                                     BARGAINING AGREEMENT

                                                     By:  National Service Industries, Inc., Plan
                                                             Administrator

                                                     By:  /s/ James S. Balloun
                                                          ---------------------------------------------------------
                                                              James S. Balloun
                                                              Chairman of the Board, President
                                                              and Chief Executive Officer

                                                 INDEX TO EXHIBITS
                                                 -----------------

                                                     Description                                        Page No.
                                                     -----------                                        --------
Exhibit 4(i)         Relevant portions of the Restated Certificate of Incorporation of              Incorporated by
                     registrant, filed as Exhibit 3(a) of Registrant's Form 10-Q for the quarter       reference
                     ended November 30, 1998.

Exhibit 4(ii)        Relevant portions of the By-Laws of registrant, filed as Exhibit 3(c) to       Incorporated by
                     registrant's Annual Report on Form 10-K for the year ended August 31, 2000.       reference

Exhibit 4(iii)       Holophane Division of Lithonia Lighting Group Retirement and 401(k) Plan
                     for Hourly Employees Covered by a Collective Bargaining Agreement

Exhibit 23           Consent of Arthur Andersen LLP

Exhibit 24           Powers of Attorney authorizing Kenyon Murphy and Brock Hattox to sign this
                     Registration Statement and amendments to this Registration Statement on behalf of directors of the Registrant.